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                                                                    EXHIBIT 23.1


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in or made a part of this registration statement.




                                         /s/ ARTHUR ANDERSEN LLP


Denver, Colorado,
 February 3, 1997.